EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the inclusion by reference of our report dated October 11, 2002, appearing in the Annual Report on Form 10-KSB of GWIN, Inc. and Subsidiary for the year ending July 31, 2002, in the Company's Registration Statements on Form S-8, SEC File No. 333-84432.

/s/ MOORE STEPHENS, P.C.
Certified Public Accountants
340 North Avenue
Cranford, New Jersey

February 24, 2004